Exhibit 99.1

Longeveron® Announces U.S. FDA Grants Lomecel-BTM Regenerative Medicine Advanced Therapy (RMAT) Designation for the Treatment of Mild Alzheimer’s Disease

- Lomecel-BTM appears to be the first cellular therapeutic candidate to receive RMAT designation for Alzheimer’s Disease

MIAMI, July 10, 2024 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for certain life-threatening and chronic aging-related conditions, today announced that the U.S. Food and Drug Administration (FDA) granted Regenerative Medicine Advanced Therapy (RMAT) designation to Lomecel-BTM for the treatment of mild Alzheimer’s Disease. Lomecel-BTM is a proprietary, scalable, allogeneic cellular investigational therapy being evaluated across multiple indications, including Alzheimer’s Disease (Phase 2a completed), Aging-related Frailty (Phase 2b completed) and hypoplastic left heart syndrome (HLHS) (Phase 2b on-going). To the Company’s knowledge based on publicly available information, Lomecel-BTM is the first cellular therapeutic candidate to receive RMAT designation for Alzheimer’s Disease.

“The RMAT designation is an important milestone for Longeveron and the Lomecel-BTM program that recognizes the potential of our cellular therapy to have a positive impact on patients afflicted with this devastating disease,” said Joshua Hare, Co-founder, Chief Science Officer and Chairman of the Board at Longeveron. “Alzheimer’s Disease is a neurodegenerative disorder that leads to progressive memory loss and death and currently has very limited therapeutic options. In the CLEAR MIND Phase 2a clinical trial, Lomecel-BTM demonstrated an overall slowing/prevention of disease worsening compared to placebo. The trial achieved the primary safety and secondary efficacy endpoints and showed statistically significant improvements in pre-specified clinical and biomarker endpoints in specific Lomecel-B™ groups compared to placebo.”

Longeveron previously announced top-line results for the CLEAR MIND Phase 2a clinical trial on October 5, 2023, and reported additional clinical data and imaging biomarker results on December 20, 2023. Full study results for CLEAR MIND will be reported in a Featured Research Oral Presentation at the 2024 Alzheimer’s Association International Conference (AAIC) on July 28, 2024.

“We are thrilled to receive the RMAT designation for Lomecel-BTM for the treatment of mild Alzheimer’s Disease and we look forward to meeting with the FDA to discuss the path forward and the development plans for Alzheimer’s Disease in the very near future,” said Nataliya Agafonova, M.D., Chief Medical Officer at Longeveron.

The RMAT designation is the fourth special regulatory designation received by Longeveron for Lomecel-BTM. The Lomecel-BTM HLHS program has received three separate and distinct FDA designations: Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation.

“We are happy to receive this important RMAT designation as it continues to validate the work we have done so far and allows us to have the important dialogue with the FDA to advance our work and potentially bring this investigational therapeutic option to the many patients suffering from Alzheimer’s Disease,” said Wa’el Hashad, Chief Executive Officer and Board Member at Longeveron.

Established under the 21st Century Cures Act, RMAT designation is a dedicated program designed to expedite the drug development and review processes for promising pipeline regenerative medicine products, including cell therapies. A regenerative medicine therapy is eligible for RMAT designation if it is intended to treat, modify, reverse or cure a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or therapy has the potential to address unmet medical needs for such disease or condition. Similar to Breakthrough Therapy designation, RMAT designation provides the benefits of intensive FDA guidance on efficient drug development, including the ability for early interactions with FDA to discuss surrogate or intermediate endpoints, potential ways to support accelerated approval and satisfy post-approval requirements, and potential priority review of the biologics license application (BLA) if Priority Review designation is granted following BLA submission.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s Disease, and Aging-related Frailty. The Lomecel-BTM HLHS program has received three separate and distinct FDA designations: Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

 Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, the potential for Lomecel-BTM to be an effective treatment for Alzheimer’s Disease or achieve U.S. FDA approval as a Regenerative Medicine Advanced Therapy (RMAT). Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, market and other conditions, our limited operating history and lack of products approved for commercial sale; adverse global conditions, including macroeconomic uncertainty; inability to raise additional capital necessary to continue as a going concern; our history of losses and inability to achieve profitability going forward; the absence of FDA-approved allogeneic, cell-based therapies for Aging-related Frailty, Alzheimer’s Disease, or other aging-related conditions, or for HLHS or other cardiac-related indications; ethical and other concerns surrounding the use of stem cell therapy or human tissue; our exposure to product liability claims arising from the use of our product candidates or future products in individuals, for which we may not be able to obtain adequate product liability insurance; the adequacy of our trade secret and patent position to protect our product candidates and their uses: others could compete against us more directly, which could harm our business and have a material adverse effect on our business, financial condition, and results of operations; if certain license agreements are terminated, our ability to continue clinical trials and commercially market products could be adversely affected; the inability to protect the confidentiality of our proprietary information, trade secrets, and know-how; third-party claims of intellectual property infringement may prevent or delay our product development efforts; intellectual property rights do not necessarily address all potential threats to our competitive advantage; the inability to successfully develop and commercialize our product candidates and obtain the necessary regulatory approvals; we cannot market and sell our product candidates in the U.S. or in other countries if we fail to obtain the necessary regulatory approvals; final marketing approval of our product candidates by the FDA or other regulatory authorities for commercial use may be delayed, limited, or denied, any of which could adversely affect our ability to generate operating revenues; we may not be able to secure and maintain research institutions to conduct our clinical trials; ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations; if we receive regulatory approval of Lomecel-B™ or any of our other product candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense; being subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates; reliance on third parties to conduct certain aspects of our preclinical studies and clinical trials; interim, “topline” and preliminary data from our clinical trials that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data; the volatility of price of our Class A common stock; we could lose our listing on the Nasdaq Capital Market; provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock; we have never commercialized a product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize any products on our own or together with suitable collaborators; and in order to successfully implement our plans and strategies, we will need to grow our organization, and we may experience difficulties in managing this growth. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 27, 2024, as amended by the Annual Report on Form 10-K/A filed March 11, 2024, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Derek Cole

Investor Relations Advisory Solutions

derek.cole@iradvisory.com